EXHIBIT 99.2


 Letter of Intent Dated January 17, 2001 between Rymer Foods, Inc. and Forest Lake Partners LLC


 PERSONAL & CONFIDENTIAL


 January 17, 2001

 Mr. Paul Conti
 Chairman of the Board
 Rymer Foods, Inc.
 4600 South Packers Avenue #400
 Chicago, Illinois 60609

 Re:  Purchase of Stock of Rymer Foods Incorporated

 Dear Mr. Conti:

      The purpose of this letter is to set forth the non-binding intention of Forest Lake Partners LLC or its designee(s) ("Buyer") to acquire from the shareholders one hundred percent (100%), on a fully-diluted basis, of the capital stock (the "Shares") of Rymer Foods Incorporated, a Delaware corporation (the "Company"). We intend that a definitive merger agreement (the "Merger Agreement") will be executed by the Company on or about February 16, 2001 and that a closing of the transaction shall occur no later than February 28, 2001 (the "Closing Date").

      The specific terms and conditions of the proposal are as follows:

      1. Purchase of Shares. Subject to the other terms and conditions of this letter, on the Closing Date, it is anticipated that the Shares shall be acquired via a merger of the Company with Buyer (the "Merger") pursuant to which the shareholders of the Company shall receive cash in exchange for the Shares owned by them. It is our understanding the Company has properly accrued for all amounts owed to current and previous management.

      2. Purchase Price. The purchase price ("Purchase Price") for the Shares shall be sixty two and one-half cents ($0.625) per share, provided that the net worth of the Company (defined as book value of the Company's assets over the book value of the Company's liabilities on the Closing Date) is not materially different from the net worth as of October 28, 2000 of approximately one million one hundred thousand dollars ($1,100,000).

      3. Manner of Payment. The Purchase Price will be paid by Buyer on the Closing Date by wire transfer of same-day funds in the amount of sixty two and one-half cents ($0.625) per share as directed by the Company for the benefit of the shareholders. It is our understanding that the Company has four million three hundred thousand (4,300,000) shares outstanding and six hundred thousand (600,000) in options for a total of four million nine hundred thousand (4,900,000) shares outstanding on a fully-diluted basis.

      4. Definitive Agreements. As soon as practical after acceptance hereof, the parties will negotiate diligently and in good faith toward the execution of a definitive Merger Agreement. The Merger Agreement shall only be binding when executed by both the Buyer and the Company. The Merger Agreement will set forth the terms described herein and also will contain the normal representations, warranties, indemnities, assurances, conditions and covenants customary for a transaction of this type and such other terms as either the Buyer or the other parties to the transaction reasonably require. Also, it is anticipated that Buyer will at the time of entering into the Merger Agreement provide for earnest money of one hundred thousand dollars ($100,000) subject to such customary and reasonable conditions with respect to its return as Buyer shall require. This letter of intent shall not be construed as creating an obligation on the part of any shareholder of the Company to vote in favor of approval of the Merger.

      5. Carry On in Ordinary Course. From the date of execution hereof and until the execution of the Merger Agreement or termination of negotiations as provided in Section 8, whichever first occurs, the Company shall conduct and carry on the Company's business only in the ordinary course of business. Until such time, the Company also shall use its commercially reasonable efforts to preserve the Company's relationships, customers, clients and employees and to preserve for Buyer the integrity and reputation of the Company.

      6. Exclusive Dealing. From the date of execution hereof and until the execution of the Merger Agreement or the termination of negotiations as provided in Section 8, whichever first occurs, the Company (and its shareholders, agents and representatives) will not take, directly or indirectly, any action to initiate, continue, assist, solicit, or encourage any offer or inquiry from any person to engage in any Business Combination (as defined below), except if the Company's Board of Directors (the "Board") determines such action is required by fiduciary duties of the Board (any such determination to be referred to as an "Exercise" of the "Board's Duties"). If the Company (or its shareholders, agents or representatives) receive from any person any offer, inquiry or informational request with respect to any Business Combination, the Company will promptly advise Buyer of such offer, inquiry, or request and deliver a copy of any such written offer, inquiry or informational request. For purposes hereof, "Business Combination" means (a) any merger, consolidation, share exchange, combination or other similar transaction to which the Company is a party,
 (b) any sale, dividend, split or other disposition of capital stock or other equity interest of Company, (c) or any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 10% or more of the assets of the
 Company, in a single transaction or series of transactions; or (d) any tender offer or exchange offer for 10% or more of the outstanding shares of capital stock of the Company or the filing of a registration statement under the Securities Act of 1933, as amended, in connection therewith. For purposes of this Section 6 and Section 8, the "Company" shall mean the Company and its subsidiaries, taken as a whole.

      In addition, from the date of your execution hereof and until the execution of the Merger Agreement or the termination of negotiations as provided in Section 8, whichever first occurs, the Company will not issue any additional shares of capital stock, or securities or other instruments convertible into capital stock, of the Company.

      7. Due Diligence. The consummation of the transaction shall be subject to the completion of such legal, accounting and business due diligence as is satisfactory to Buyer in its sole discretion. Promptly following execution and delivery of this letter, the Company will provide Buyer and its representatives with full access, upon reasonable prior notice, to the Company's assets, properties, contracts, books, records, personnel and key customers and all such other information and data concerning the Company and the operation of the Company as Buyer or its representatives reasonably may request in connection with such investigation. Buyer acknowledges it has entered into a Confidentiality Agreement, dated November 14, 2000, with you and agrees that our due diligence will be conducted in accordance with and governed by the terms thereof.

      8.   Binding Effect; Termination.

      (a) This letter is not intended to constitute a binding and enforceable contract (except for the provisions of Sections 5, 6, 7 and the provisions of this Section 8). Rather, it is a letter of understanding which, if accepted by you, will obligate the Buyer and the Company (and its shareholders) to negotiate diligently and in good faith with the other for the purchase and sale of the Shares until February 16, 2001, or such time as either party notifies the other in writing that it desires in good faith to terminate negotiations, whichever first occurs.

      (b)       In the event that (i) the  Company breaches any provision  of
 Section 6 or this Section 8, (ii) the Company attempts to renegotiate any of the material terms or conditions contained in this letter, (iii) the Company's board of directors Exercises the Board's Duties in accordance with
 Section 6  hereof,  or  (iv)  the  Company  enters  into  any  agreement  or understanding with a third-party to enter into any Business Combination within 180 days after the expiration or termination of this letter and subsequently closes such Business Combination (regardless of whether such closing occurs within such 180-day period), then the Company shall pay Buyer, in cash, and immediately upon the presentation of Buyer's invoices therefor, an amount equal to the aggregate amount of Buyer's costs, fees and expenses of counsel, accountants, financing sources and other experts and advisors incurred in connection with the investigation, negotiation, documentation, financing and consummation of the transactions contemplated by this letter, including the commitment, legal and other costs, fees and expenses of financing sources for which Buyer is responsible (collectively, the "Buyer's Costs") plus $25,000. The payment of such amount pursuant to this Section 8(b) shall be the sole and exclusive remedy available to the Buyer in connection with the foregoing enumerated reasons for termination of negotiations between Buyer and the Company relating to the Merger Agreement.

      (c) If by February 16, 2001 (i) Buyer is ready, willing and able to sign the Merger Agreement in form and substance reasonably satisfactory to the Company, subject only to the Buyer's ability to obtain voting power with regard to least 17.5% of the Company's issued and outstanding voting shares ("Minimum Voting Power") in the form of: (A) shares or commitments to immediately sell shares (in either case at the price per share to be paid to all shareholders pursuant to the Merger Agreement) or (B) agreements to vote in favor of approval of the Merger (in each case in a form reasonably acceptable to Buyer), and (ii) the Company is unable to deliver Minimum Voting Power, the Company shall pay Buyer the Buyer's Costs plus $25,000. The payment of such amount pursuant to this Section 8(c) shall be the sole and exclusive remedy available to the Buyer in connection with the foregoing enumerated reasons for termination of negotiations between Buyer and the Company relating to the Merger Agreement.

      (d) The Merger Agreement will contain provision similar to the provision contained in Section 8(b); however, the payment to Buyer under the Merger Agreement will be for a flat termination fee of $200,000 plus Buyer's Costs up to $100,000. In addition, the Merger Agreement will contain a condition which permits the Buyer to terminate the Merger Agreement and receive a flat termination fee of $150,000 (which shall be payable in cash within 60days after the Merger Agreement is terminated) if the Buyer has waived any remaining due diligence condition contained in the Merger Agreement (or such condition has expired according to its terms), and the Company is unable to promptly thereafter deliver to the Buyer voting power (in addition to the voting power contemplated by Section 8(c) above) with regard to least 42% of the Company's issued and outstanding voting shares in the form of: (A) shares or commitments to immediately sell shares (in either case at the price per share to be paid to all shareholders pursuant to the Merger Agreement) or (B) agreements to vote in favor of approval of the Merger in a form reasonably acceptable to Buyer. Buyer acknowledges that the sale of shares referenced in the preceding sentence will be effected without a written purchase agreement. The Merger Agreement will contain a provision which states that the Buyer shall be entitled to exercise one, but not both, of the remedies described in the first two sentences of this
 Section 8(d). Except for the foregoing, the Merger Agreement will provide that each party is responsible for the payment of its own respective costs and expenses.

      (e) In the event that the Buyer (i) breaches any provision of this Section 8, or (ii) subject to Section 7 of this letter (and the resulting impact of the Buyer's due diligence investigation on the terms and conditions of this letter), attempts to renegotiate any of the material terms or conditions contained in this letter, then Buyer shall pay the Company, in cash and immediately upon the presentation of the Company's invoices therefor, an amount equal to the aggregate amount of the Company's costs, fees and expenses of counsel, accountants, and other experts and advisors incurred in connection with the investigation, negotiation, documentation and consummation of the transactions contemplated by this letter, up to a maximum amount of $50,000 (collectively, the "Company Costs"). The payment of the Company Costs pursuant to this Section 8 shall be the sole and exclusive remedy available to the Company in connection with foregoing enumerated reasons for termination of negotiations between Buyer and the Company relating to the Merger Agreement.

      9. Miscellaneous. This letter may be executed by facsimile and may be executed in two counterparts, each of which shall be deemed an original, but which together shall constitute one and the same instrument.

      If the foregoing terms are acceptable to the Company, please so acknowledge by executing and returning the this letter by facsimile to (630) 684-9114 not later than 5:00 p.m. on January 17, 2000.



                                    Very truly yours,

                                    Forest Lake Partners LLC



                                    By: /s/ William P. Tsourapas
                                        -----------------------------
                                        William P. Tsourapas, Manager



      Agreed and accepted by the Company this 17th day of January, 2001.

                                    Rymer Foods, Inc.


                                    By: /s/ Paul Conti
                                        ---------------------------------
                                        Paul Conti, Chairman of the Board